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                                                                    EXHIBIT 99.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 27, 2003, included in the Annual Report on Form 10-KSB/A-1 of Vestin Group, Inc. for the year ended December 31, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-KSB/A-1.



/s/ Ernst & Young LLP
Phoenix, Arizona
May 29, 2003